Exhibit 99.1

VAPE Holdings Accelerates Product Development and Consulting Expertise with Addition of Chief Science Officer

Mark Scialdone Brings Over 20 Years of Relevant Experience

CHATSWORTH, CA / ACCESSWIRE / May 4, 2015 / Vape Holdings, Inc. (VAPE) (the "Company" or "Vape"), holding company focused on providing healthy, efficient, and sustainable vaporization products and management, consulting, branding, real estate and compliant packaging solutions to lawfully operating participants in the legal cannabis industry, is pleased to announce that Mark A. Scialdone PhD will transition immediately into the newly established positions of Chief Science Officer and Co-Chairman of the Advisory Board for VAPE Holdings.

Dr. Scialdone will lead the expansion of VAPE Holding's intellectual property portfolio into fundamental and licensable interests in plant extracts and other related products. He holds a Doctor of Philosophy degree in Chemistry from Wayne State University and was a Postdoctoral Research Fellow at Colorado State University. Dr. Scialdone brings over two decades of world class experience in product development and fundamental science research at E.I. duPont de Nemours (DD) and his consulting company BetterChem Consulting LLC. Mark is an inventor or co-inventor of 25 issued US patents and author of 15 publications in scientific literature. He is a recognized expert in plant oil extraction, natural product chemistry, characterization, organic synthesis and catalysis.

"We are extremely pleased that. Mark has agreed to join the leadership team of our Company," explained VAPE Holdings CEO Kyle Tracey. "His unique combination of world class chemistry and business acumen elevates our capability at these times of remarkable growth in the industry and in our own company."

"I am very excited to join the team at Vape where we will develop next generation, value-added products and build alliances across the industry underpinned by our scientific know-how," according to Dr. Scialdone. "This provides me with a very exciting opportunity to apply my passion to discover and develop safe and effective products from botanical plant sources," added Dr. Scialdone.

About Vape Holdings, Inc.

Vape Holdings, Inc. focuses on designing, marketing, and distributing various vaporization products and provides management, consulting, branding, real estate and compliant packaging solutions to lawfully operating participants in the legal cannabis industry. The company offers medical and food grade ceramic products primarily under the HIVE Ceramics brand throughout North America, Europe and South America. HIVE offers a nonporous, non-corrosive, chemically inert ceramic vaporization element, which can be used for a range of applications, including stand-alone vaporization products and electronic cigarettes. The company is based in Chatsworth, California.

For more information on HIVE Ceramics and to visit our e-commerce site, please visit: http://www.hiveceramics.com.

From time to time, Vape Holdings will provide market updates and news via its website http://www.vapeholdings.com/ or the Company's Facebook page at http://on.fb.me/1d5c7iO.

Cautionary Language Concerning Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Vape Holdings' products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Vape Holdings' filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting Vape Holdings please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov. Vape Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investor Relations:
Hayden IR
hart@haydenir.com
917-658-7878